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                                                                    Exhibit 10.1



                                                                  March 11, 1999

COPI Cold Storage L.L.C.,
   777 Main Street,
      Fort Worth, TX 76102.

            Re: Formation of Partnership for Cold Storage Operations

Dear Sirs:

      A. Contemporaneously herewith,

            1. Americold Corporation, an Oregon corporation ("Americold"), as seller and assignor, and AmeriCold Logistics, LLC, a Delaware limited liability company ("OpCo I"), as purchaser and assignee, have entered into:

                  a. an Asset Purchase Agreement and a Master Lease, each dated as of February 28, 1999 and each with respect to certain assets used in connection with the cold storage facilities owned by Americold and/or its affiliates (collectively, the "Americold Facilities"), and

                  b. various assignments and assumptions in respect of a master lease and operating and warehouse agreements affecting the Americold Facilities.

            2. URS Logistics, Inc., a Delaware corporation ("URS"), as seller and assignor, and the Partnership (as defined herein), as purchaser and assignee, have entered into:

                  a. an Asset Purchase Agreement and a Master Lease, each dated as of the date hereof and each with respect to certain assets used in connection with the cold storage facilities now owned by URS and/or its affiliates (collectively, the "URS Facilities"), and

                  b. various assignments and assumptions in respect of a master lease and operating and warehouse agreements affecting the URS Facilities.

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            3. VC Omaha Holdings, L.L.C., a Delaware limited liability company
      ("VC Omaha"), as seller and assignor, and OpCo I, as purchaser and assignee, have entered into:

                  a. an Asset Purchase Agreement and a Master Lease, each dated as of the date hereof and each with respect to certain assets used in connection with the cold storage facilities now owned by VC Omaha and/or its affiliates (collectively, the "Freezer Services Facilities"), and

                  b. various assignments and assumptions in respect of operating and warehouse agreements affecting the Freezer Services Facilities.

            4. VC Missouri Holdings, L.L.C., a Delaware limited liability company ("VC Missouri"), as seller and assignor, and Americold Logistics II, LLC, a Delaware limited liability company ("OpCo II"), as purchaser and assignee, have entered into:

                  a. an Asset Purchase Agreement and a Master Lease, each dated as of the date hereof and each with respect to certain assets used in connection with the cold storage facilities now owned by VC Missouri and/or its affiliates (collectively, the "Carmar Facilities" and, together with the Americold Facilities, URS Facilities and Freezer Services Facilities, the "Cold Storage Facilities"), and

                  b. various assignments and assumptions in respect of operating and warehouse agreements affecting the Carmar Facilities.

      B. It is the intention and agreement of Americold, URS, VC Omaha, VC Missouri, OpCo I and OpCo II that, from and after the date hereof, the operations now conducted or hereafter to be conducted at the Cold Storage Facilities (the "Cold Storage Operations Business") shall be conducted by OpCo I and OpCo II.

      C. COPI Cold Storage L.L.C., a Delaware limited liability company ("Crescent"), and Vornado Operating L.P., a Delaware limited partnership ("Vornado"), hereby agree to form a partnership to own OpCo I and OpCo II and, through OpCo I and OpCo II, to conduct the Cold Storage Operations Business on the following terms. Each of us acknowledges that we have all necessary board approvals and other

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organizational authorizations to enter into this transaction. Affiliates of
Vornado and Crescent are also partners in Vornado Crescent Portland Partnership, Vornado Crescent Atlanta Partnership and Vornado Crescent Omaha Partnership, and the business conducted by such partnerships, this Partnership and any other partnerships entered into hereafter between affiliates of Vornado and Crescent in respect of the cold storage business are collectively referred to herein as the "Overall Cold Storage Business".

      D. The agreed upon terms are as follows:

            1. Partnership. The name of the partnership is "Vornado Crescent Logistics Operating Partnership" (the "Partnership"). Concurrently with the negotiation of definitive partnership agreements for Vornado Crescent Atlanta Partnership, Vornado Crescent Portland Partnership and Vornado Crescent Omaha Partnership, the parties (a) shall commence the negotiation of a definitive partnership agreement evidencing the partnership created hereby and such other terms as the parties shall mutually agree (a "definitive partnership agreement") and (b) shall execute and deliver, or cause to be executed and delivered, as applicable, a definitive partnership agreement, provided that the parties' failure to execute and deliver a definitive partnership agreement shall not affect the parties' agreements as set forth herein, and the Partnership shall continue to be operated, and the rights and obligations of the parties as partners in the Partnership shall continue to be governed, pursuant to the terms of this agreement.

            2. Acquisition Vehicle. The Cold Storage Operations Business shall be acquired and conducted by OpCo I and OpCo II, and the Partnership will be the sole member of each of OpCo I and OpCo II. OpCo I and OpCo II each is a limited liability company newly formed for such purpose.

            3. Interim Decisions. From and after the date hereof until the execution and delivery of a definitive partnership agreement, all decisions with respect to the acquisition of the Cold Storage Operations Business and all operational decisions with respect thereto shall be made by Vornado.

            4. Ownership. Crescent will hold 40% and Vornado will hold 60% of the ownership, capital and financial interest in the Partnership. Vornado will contribute 60% and Crescent will contribute 40% of all costs required to acquire the assets and businesses in connection with the transactions described in paragraph A hereof (including all transaction costs).

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            5. Management.

                  a. Each partner will be required to approve the following
            actions:

                        (i) approval of the annual capital and operating budgets
                  of the Cold Storage Operations Business, any deviations in any such budget by 10% or more in the aggregate (when taken together with all other variances in the annual and capital and operating budgets for all of the Overall Cold Storage Business), the hiring or firing of a chief executive officer of the Cold Storage Operations Business and any required capital contributions by the partners of the Partnership which, together with the required capital contributions of the partners of the other partnerships in the Overall Cold Storage Business, are in excess of $5 million per year,

                        (ii) other than transactions necessary to preserve
                  either Vornado's and Crescent's affiliates' REIT status or a structural reconfiguration to achieve the optimal tax vehicle, any transactions with an affiliate of any partner, the entry as lessee into a lease of any capital asset or an amendment to an existing lease of any capital asset, the sale or acquisition of any asset (including, without limitation, equity interests in any entity) by the Cold Storage Operations Business with a value of more than $12 million, the creation of any security interest, lien or other encumbrance on any of the Partnership's assets which treats one partner differently from another, the making of any loan, advance or extension of credit to any partner, any guarantee of any direct or indirect obligation of any partner, and any sale, liquidation or merger of the Cold Storage Operations Business (other than a combination of the Cold Storage Operations Business with other entities or operations that are a part of the Overall Cold Storage Business); and

                        (iii) Vornado is hereby authorized to execute and
                  deliver on behalf of the Partnership any and all documents, instruments. filings and certificates, and take such other steps as may be

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                  reasonably required, in connection with the purchase and
                  acquisition of the assets described in Paragraph A hereof.

                  b. Vornado will serve as operating partner of the Partnership, and Vornado Realty L.P. ("VRLP") shall serve as the operator and day-to-day liaison to management of the Partnership's subsidiaries. While it is our intention that the Cold Storage Operations Business would operate relatively autonomously, any required decisions which would not fall within paragraph D.5.a of this agreement would be made by VRLP. VRLP or its designee, in consideration for serving in the manner described above in this paragraph b., shall receive a fee per annum equal to (i) with respect to those assets and entities described in paragraph A.1 hereof, $487,000.00 and (ii) with respect to any other Cold Storage Operations Business entities and assets (but not equipment, machinery and the like) acquired subsequent to the date hereof, 1% of the cost (including for such purposes the amount of indebtedness on the acquired entity or assets at the time of acquisition and all expenses incurred in such acquisition) paid by OpCo I and OpCo II to acquire such entities or assets hereafter acquired.

            6. Term. Except as otherwise agreed by the partners, the Partnership shall continue for a term through October 30, 2027. The Partnership shall preserve and maintain its existence and all its rights, privileges and franchises. Neither partner shall have the right to withdraw from the Partnership, except as provided herein, nor shall either partner have the right to cause the dissolution, termination, liquidation or winding-up of the Partnership without the consent of the remaining partner.

            7. Agreement to Act in Good Faith. Each partner shall (and the definitive partnership agreement shall require each partner to) cooperate with the other partner thereto to carry out the purpose and intent of the Partnership, including without limitation the execution and delivery to the appropriate party of all such further documents as may reasonably be required in order to carry out the terms of the Partnership. The parties shall act in a commercially reasonable manner in good faith with one another in negotiating the terms of a definitive partnership agreement and all required contracts, agreements or documents, in operating the Partnership, and in carrying out the terms of this agreement.

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            8. Buy/Sell. In the event the partners fail in good faith to reach an agreement with respect to any matters set forth in paragraph D.5.a hereof on a timely basis during the period commencing on the date hereof and expiring October 30, 2000, Vornado shall be entitled to buy Crescent's interest at cost plus a 10% per annum return (taking into account all distributions). Thereafter, for the next seven years, upon such failure, Vornado may set a price at which it commits to either buy Crescent's investment, or sell its own, which decision to buy or sell shall be made by Crescent. Thereafter, upon such failure, either party may set a price at which it commits to either buy the other party's investment, or sell its own, which decision to buy or sell shall be made by the other party. In addition, without limiting the requirement, as expressed in paragraph
      D.10 hereof, for a party hereto seeking to transfer or otherwise assign its rights or interests in this agreement or in the Partnership (a "transferor") to obtain the consent of the other party hereto (the "non-transferor") to such transfer or assignment, if such consent shall be given, the non-transferor shall nevertheless have a right of first refusal with respect to such transfer or assignment, except that, through October 30, 2000, Vornado's purchase price with respect to Crescent's interest under such right of first refusal shall be cost plus a 10% return (taking into account all distributions). In all cases under this paragraph D.8, any purchases or sales must be made in conjunction with the purchase or sale of the interest of the Crescent or Vornado entity in any other partnerships in the Overall Cold Storage Business and the parties hereto agree to purchase or sell their interests hereunder if paragraph D.8 is triggered under the partnership agreements of any other partnerships in the Overall Cold Storage Business.

            9. Expenses. The parties shall each pay their own fees and expenses, and those of their agents, advisors, attorneys and accountants, with respect to the negotiation of this agreement and the formation of the Partnership, and shall evenly split the expenses incurred on account of the Partnership in connection with the acquisition of new businesses and assets (as distinguished from equipment and the like) in connection with the Cold Storage Operations Business (and with respect to the expenses incurred by the Partnership in connection with the transactions described in paragraph A hereof, such expenses shall be split as set forth in paragraph D.4 above). Vornado estimates that the amount of the expenses incurred on account of the Partnership (or for which the Partnership will ultimately be responsible) in connection with the negotiation, preparation and execution of the agreements and instruments described in paragraph A hereof and all instruments to be delivered thereunder will not exceed $1,500,000 (but the

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      same is only Vornado's current estimate and shall not serve as a maximum amount).

            10. Assignment. The rights and interest of either party under this agreement or in the Partnership shall not be assignable or otherwise transferrable by either party without the other party's consent, except as a structural reconfiguration to achieve the optimal tax vehicle and except that Vornado shall have the right to assign its interest hereunder and in the Partnership to an entity wholly owned directly or indirectly by Vornado (whereupon all references herein to "Vornado" shall be deemed to refer to such assignee).

            11. Public Announcement. Vornado will act as spokesperson for the Partnership and will provide notice to Crescent of any proposed press release or other public announcement, and will work with Crescent on the content of any such press release or public announcement.

            12. Agreement Not to Compete. The parties agree that so long as the Partnership continues in existence, no partner thereto shall engage in the cold storage businesses of the type conducted in the Cold Storage Operations Business except through the Cold Storage Operations Business or another aspect of the Overall Cold Storage Business.

            13.   Miscellaneous.

                  a. This agreement and all transactions hereunder shall be
            governed by the laws of the State of Delaware, without regard to the application of conflict of law principles. The parties hereby irrevocably submit to the jurisdiction of the courts of the State of Delaware and to the U.S. District Court for the Southern District of New York solely in respect of the interpretation and enforcement of the provisions of this agreement, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or of any such document, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this agreement may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in such a Delaware State court or Federal District Court for the

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            Southern District of New York. The parties hereby consent to and grant any such court jurisdiction over the person of such parties and over the subject matter of such dispute.

                  b. This agreement, together with the other partnership
            agreements between the parties and their affiliates relating to the Overall Cold Storage Business and any other instruments being entered into by the parties concurrently herewith, constitutes the entire agreement between the parties with respect to the subject matter herein; provided, however, that this agreement contemplates the negotiation and execution of a definitive partnership agreement after the execution of this agreement as provided herein, which also shall be binding on the parties thereto following execution thereof.

                  c. No amendment or waiver of any provision of this agreement shall be effective unless in writing and signed by the party or parties against whom enforcement is sought. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

                  d. The rule that an agreement should be construed against the party drafting it shall not apply to this agreement because both parties have played a significant role in negotiating and drafting this agreement.

                  e. This agreement may be executed in any number of
            counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  f. Signatures may be transmitted by facsimile and will be
            accepted and considered delivered as if an original.

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                              VORNADO OPERATING L.P.

                              By:   Vornado Operating Company, its general
                                    partner

                             By: /s/ Irwin Goldberg
                                 -------------------------------------------
                                 Name: Irwin Goldberg
                                 Title: Vice President -- Chief Financial
                                        Officer


                              COPI COLD STORAGE L.L.C.

                              By:   Crescent Operating, Inc., its sole member

                              By: /s/ Jeff Stevens
                                 -------------------------------------------
                                 Name: Jeff Stevens
                                 Title: EVP & COO